EXHIBIT 24
POWER OF ATTORNEY
Each of the undersigned, a director of Atmus Filtration Technologies Inc., hereby constitutes and appoints each of Toni Y. Hickey and Jack Kienzler his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 31, 2023, on Form 10-K under the Securities Exchange Act of 1934, as amended, and any amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report or Annual Reports shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has signed his or her name as of the 13th day of February 2024:

Signature		Title

/s/ Sharon Barner	February 13, 2024	Director
Sharon Barner	Date

/s/ R. Edwin Bennett	February 13, 2024	Director
R. Edwin Bennett	Date

/s/ Cristina Burrola	February 13, 2024	Director
Cristina Burola	Date

/s/ Gretchen Haggerty	February 13, 2024	Director
Gretchen Haggerty	Date

/s/ Jane Leipold	February 13, 2024	Director
Jane Leipold	Date

/s/ Stephen Macadam	February 13, 2024	Director
Stephen Macadam	Date

/s/ Earl Newsome	February 13, 2024	Director
Earl Newsome	Date

/s/ Tony Satterthwaite	February 13, 2024	Director
Tony Satterthwaite	Date

/s/ Mark Smith	February 13, 2024	Director
Mark Smith	Date

/s/ Nathan Stoner	February 13, 2024	Director
Nathan Stoner	Date